Exhibit 99.1

DoubleVerify Reports First Quarter 2026 Financial Results

Increased Revenue by 10% Year-over-Year to $180.8 Million, Driven by Social and CTV

Achieved Net Income of $6.4 Million and Adjusted EBITDA of $55.2 Million, representing a 31% Adjusted EBITDA margin

Repurchased 9.8 Million shares for $100.2 Million Year to Date

NEW YORK – May 6, 2026 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the first quarter ended March 31, 2026.

“We continued our solid execution in the first quarter - reporting 10% year-over-year growth in revenue, while delivering strong 31% adjusted EBITDA margins,” said Mark Zagorski, CEO of DoubleVerify. “Our momentum is driven by our product-led growth cycle, marked by momentum in Social and continued acceleration in CTV Measurement. Our priorities remain clear: driving consistent durable growth, translating new product launches into scaled revenue contribution and differentiation and leveraging AI to deliver EBITDA margin expansion. DV continues to build competitive leadership through AI-fueled product innovation, with product launches focused on expanding Social activation, enhancing CTV transparency and quality, and empowering agentic advertising as future growth catalysts. Additionally, signaling our confidence in the business, we have executed $100 million of our share buyback since the beginning of the year, underscoring our disciplined capital allocation strategy and focus on driving shareholder value.”

First Quarter 2026 Financial Highlights:

(All comparisons are to the first quarter of 2025)

●	Total revenue of $180.8 million, an increase of 10%.
●	Activation revenue of $100.5 million, an increase of 6%.
●	Measurement revenue of $61.8 million, an increase of 16%.
o	Social measurement revenue increased by 23%.
o	International measurement revenue increased by 18%.
o	Media Transactions Measured (“MTM”) for CTV increased by 28%.
●	Supply-side revenue of $18.5 million, an increase of 12%.
●	Net income of $6.4 million and adjusted EBITDA of $55.2 million, which represented a 31% adjusted EBITDA margin.
●	Cash balance of approximately $174 million, with no debt outstanding.

Share Repurchase Program:

●	Repurchased 9.8 million shares for $100.2 million year to date.
●	As of May 6, 2026, $200.0 million remain authorized for share repurchases.

Recent Business Highlights:

AI, CTV & Social Media Innovations

●	Announced a partnership with Spectrum Reach to enhance transparency and performance across streaming TV campaigns. As part of the collaboration, Spectrum Reach has become the first partner to join DV’s Certified Transparent Streaming program, reinforcing its commitment to secure, program-level transparency across streaming TV ad inventory.

●	Expanded brand suitability coverage across Snapchat's Discover Feed format, enabling our advertisers to have complete coverage across Snap DiscoverTiles placements.

●	Achieved Media Rating Council (MRC) accreditation for TikTok Video Viewability, becoming the first measurement vendor to receive the accreditation.

●	Launched DV AI Slop Stopper for social video, extending our market leading capability to enable advertisers to avoid low quality, AI generated content, initially on YouTube.

●	Joined the Ad Context Protocol (AdCP), a coalition of ad tech companies established by Agentic Advertising Organization (AAO) to define standards for ad buying and selling by AI agents.

●	Launched DV Content Lens on social platforms, enabling advertisers to get a dynamic, granular snapshot of the specific suitability violations to power better media decisioning.

New Customers Expansions and Integrations

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins, including FOX, Scotts Miracle Gro, and The Excellence Collection.

●	Drove supply-side expansion via new partnerships with Wirtualna Polska Media and Bell Media.

●	Expanded Viewability measurement partnership on PubMatic’s direct-to-supply activation platform, "Activate".

“We reported a solid first quarter and remained focused on driving scalable, profitable growth,” said Nicola Allais, CFO of DoubleVerify. “For the first quarter, we reported revenue growth of 10% year-over-year and adjusted EBITDA margins of 31%, exceeding expectations through operational efficiencies. To date this year, we have repurchased $100 million of shares through our buyback program, and ended the quarter with approximately $174 million in cash. We continue to execute a disciplined capital allocation strategy, with a strong balance sheet, no debt, and significant financial flexibility to invest in strategic opportunities while returning capital to shareholders.”

Second Quarter and Full-Year 2026 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second Quarter 2026:

●	Revenue in the range of $199 and $205 million, representing a year-over-year increase of approximately 7% at the midpoint.
●	Adjusted EBITDA in the range of $63 and $67 million, representing a margin of approximately 32% at the midpoint.

Reiterates Full Year 2026:

●	Revenue in the range of $810 million and $826 million, representing a year-over-year increase of 8% to 10%.
●	Adjusted EBITDA margin of approximately 34%.

With respect to the Company’s expectations under "Second Quarter and Full Year 2026 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2026 financial results at 4:30 p.m. Eastern Time today, May 6, 2026. To access the conference call, dial (800) 715-9871 for the U.S. or Canada, or +1 (646) 307-1963 for international callers. The conference ID: 5064608. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification, and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers, CTV and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2026	December 31, 2025
Assets:
Current assets
Cash and cash equivalents	$173,802	$259,038
Trade receivables, net of allowances for doubtful accounts of $8,790 and $8,096 as of March 31, 2026 and December 31, 2025, respectively	222,559	221,158
Prepaid expenses and other current assets	55,047	39,132
Total current assets	451,408	519,328
Property, plant and equipment, net	106,163	103,284
Operating lease right-of-use assets, net	64,916	66,908
Goodwill	512,503	516,002
Intangible assets, net	94,521	101,616
Deferred tax assets	28,955	30,920
Other non-current assets	15,941	16,024
Total assets	$1,274,407	$1,354,082
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$12,459	$14,662
Accrued expenses	49,521	73,552
Operating lease liabilities, current	8,322	9,057
Income tax liabilities	2,594	3,829
Current portion of finance lease obligations	6,555	6,982
Other current liabilities	15,167	13,481
Total current liabilities	94,618	121,563
Operating lease liabilities, non-current	76,236	77,917
Finance lease obligations	4,426	5,595
Deferred tax liabilities	10,856	11,467
Other non-current liabilities	7,004	6,208
Total liabilities	193,140	222,750
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 176,689 shares issued and 155,929 outstanding as of March 31, 2026; 1,000,000 shares authorized, 176,546 shares issued and 161,900 outstanding as of December 31, 2025	177	177
Additional paid-in capital	1,065,355	1,059,938
Treasury stock, at cost, 20,760 shares and 14,646 shares as of March 31, 2026 and December 31, 2025, respectively	(304,943)	(247,982)
Retained earnings	312,274	305,864
Accumulated other comprehensive income, net of income taxes	8,404	13,335
Total stockholders’ equity	1,081,267	1,131,332
Total liabilities and stockholders' equity	$1,274,407	$1,354,082

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Revenue	$180,825	$165,061
Cost of revenue (exclusive of depreciation and amortization shown separately below)	33,159	30,966
Product development	45,381	44,717
Sales, marketing and customer support	45,595	43,701
General and administrative	25,715	26,527
Depreciation and amortization	15,339	12,387
Income from operations	15,636	6,763
Interest expense	413	420
Other expense (income), net	993	(3,179)
Income before income taxes	14,230	9,522
Income tax expense	7,820	7,161
Net income	$6,410	$2,361
Earnings per share:
Basic	$0.04	$0.01
Diluted	$0.04	$0.01
Weighted-average common stock outstanding:
Basic	160,772	165,117
Diluted	164,108	168,941
Comprehensive income:
Net income	$6,410	$2,361
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(4,931)	7,493
Total comprehensive income	$1,479	$9,854

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2026	176,546	$177	14,646	$(247,982)	$1,059,938	$305,864	$13,335	$1,131,332
Foreign currency translation adjustment	—	—	—	—	—	—	(4,931)	(4,931)
Shares repurchased for settlement of employee tax withholdings	—	—	142	(1,437)	—	—	—	(1,437)
Stock-based compensation expense	—	—	—	—	25,613	—	—	25,613
Common stock issued upon exercise of stock options	—	—	—	—	43	—	—	43
Common stock issued upon vesting of restricted stock units	90	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	53	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	7,270	(75,145)	—	—	—	(75,145)
Excise tax on shares repurchased	—	—	—	(618)	—	—	—	(618)
Treasury stock reissued upon settlement of equity awards	—	—	(1,298)	20,239	(20,239)	—	—	—
Net income	—	—	—	—	—	6,410	—	6,410
Balance as of March 31, 2026	176,689	$177	20,760	$(304,943)	$1,065,355	$312,274	$8,404	$1,081,267

Balance as of January 1, 2025	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	7,493	7,493
Shares repurchased for settlement of employee tax withholdings	—	—	210	(3,210)	—	—	—	(3,210)
Stock-based compensation expense	—	—	—	—	25,080	—	—	25,080
Common stock issued upon exercise of stock options	58	—	—	—	222	—	—	222
Common stock issued upon vesting of restricted stock units	641	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	71	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	5,169	(82,240)	—	—	—	(82,240)
Excise tax on shares repurchased	—	—	—	(64)	(668)	—	—	(732)
Treasury stock reissued upon settlement of equity awards	—	—	(18)	350	(350)	—	—	—
Net income	—	—	—	—	—	2,361	—	2,361
Balance as of March 31, 2025	174,773	$175	12,295	$(216,784)	$998,666	$257,575	$(7,199)	$1,032,433

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2026	2025
Operating activities:
Net income	$6,410	$2,361
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	1,448	983
Depreciation and amortization expense	15,339	12,387
Amortization of debt issuance costs	109	109
Non-cash lease expense	2,074	1,874
Deferred taxes	1,501	(3,367)
Stock-based compensation expense	24,249	24,342
Interest expense, net	273	299
Loss on disposal of fixed assets	—	89
Other	916	(704)
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(3,698)	14,766
Prepaid expenses and other assets	(16,311)	(10,530)
Trade payables	(2,060)	337
Accrued expenses and other liabilities	(26,079)	(5,283)
Net cash provided by operating activities	4,171	37,663
Investing activities:
Purchase of property, plant and equipment	(10,543)	(6,286)
Acquisition of businesses, net of cash acquired	—	(82,578)
Other investing activities	—	(1,000)
Net cash used in investing activities	(10,543)	(89,864)
Financing activities:
Proceeds from common stock issued upon exercise of stock options	43	222
Finance lease payments	(1,597)	(525)
Shares repurchased under authorized repurchase programs	(75,145)	(82,240)
Shares repurchased for settlement of employee tax withholdings	(1,437)	(3,210)
Net cash used in financing activities	(78,136)	(85,753)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(746)	1,526
Net decrease in cash, cash equivalents, and restricted cash	(85,254)	(136,428)
Cash, cash equivalents, and restricted cash - Beginning of period	260,034	293,741
Cash, cash equivalents, and restricted cash - End of period	$174,780	$157,313

Cash and cash equivalents	$173,802	$156,360
Restricted cash - current (included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	—	34
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	978	919
Total cash and cash equivalents and restricted cash	$174,780	$157,313
Supplemental cash flow information:
Cash paid for interest	$300	$41
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$245	$1,815
Acquisition of equipment under finance lease	$—	$13,805
Capital assets financed by accounts payable and accrued expenses	$55	$98
Stock-based compensation included in capitalized software development costs	$1,364	$744
Accrued excise tax on net share repurchases	$618	$732

Comparison of the Three Months Ended March 31, 2026 and March 31, 2025

Revenue

	Three Months Ended March 31,		Change	Change
	2026	2025	$	%

	(In Thousands)
Revenue by customer type:
Activation	$100,547	$95,172	$5,375	6%
Measurement	61,803	53,430	8,373	16
Supply-side	18,475	16,459	2,016	12
Total revenue	$180,825	$165,061	$15,764	10%

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Net income, Non-GAAP Earnings Per Share, Free Cash Flow and Free Cash Flow Conversion (collectively "Non-GAAP Financial Measures") are useful in evaluating our business.

We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We calculate Non-GAAP net income as GAAP net income adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as amortization of acquired intangibles assets, acquisition-related costs, other non-recurring costs, as well as the income tax effect of these adjustments. Basic non-GAAP earnings per share is calculated by dividing non-GAAP net income by the number of weighted-average common stock outstanding. Diluted Non-GAAP earnings per share adjusts the Basic Non-GAAP earnings per share for the potential dilutive impact of shares of common stock using the treasury stock method. We calculate free cash flow as net cash provided by operating activities determined in accordance with GAAP less purchases of property, plant, and equipment which includes capitalized software development costs. Free cash flow conversion is calculated as free cash flow divided by Adjusted EBITDA for the same period. We use the Non-GAAP Financial Measures as measures of operational efficiency to understand and evaluate our core business operations. We believe that these Non-GAAP Financial Measures are useful to investors for period-to-period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by either excluding items that we do not believe are indicative of our core operating performance or by measuring cash generated by our operations that is available for various strategic initiatives.

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended March 31,
	2026	2025

	(In Thousands)
Net income	$6,410	$2,361
Net income margin	4%	1%
Depreciation and amortization	15,339	12,387
Stock-based compensation	24,249	24,342
Interest expense	413	420
Income tax expense	7,820	7,161
M&A and restructuring costs (a)	—	1,162
Other recoveries (b)	(22)	—
Other expense (income) (c)	993	(3,179)
Adjusted EBITDA	$55,202	$44,654
Adjusted EBITDA margin	31%	27%

	Three Months Ended March 31,
	2026	2025

	(In Thousands)
Net Income	$6,410	$2,361
Stock-based compensation	24,249	24,342
Amortization of acquired intangibles	6,555	7,239
M&A and restructuring costs (a)	—	1,162
Other recoveries (b)	(22)	—
Income tax effect of non-GAAP adjustments (d)	(9,542)	(10,150)
Non-GAAP net income	$27,650	$24,954

GAAP earnings per share:
Basic	$0.04	$0.01
Diluted	$0.04	$0.01

GAAP Weighted-average common stock outstanding:
Basic	160,772	165,117
Diluted	164,108	168,941

Non-GAAP earnings per share:
Basic	$0.17	$0.15
Diluted	$0.17	$0.15

Non-GAAP Weighted-average common stock outstanding:
Basic	160,772	165,117
Diluted	164,108	168,941

(a)	M&A and restructuring costs for the three months ended March 31, 2025 consist of transaction costs related to the acquisition of Rockerbox.
(b)	Other recoveries for the three months ended March 31, 2026 consist of changes to accrued expenses with respect to litigation and regulatory matters outside of the ordinary course.

(c)	Other expense (income) for the three months ended March 31, 2026 and March 31, 2025 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.
(d)	We calculate the income tax effect of the adjustments using a non-GAAP effective tax rate to provide consistency across reporting periods. For the non-GAAP reconciliation, effective tax rates for the three months ended March 31, 2026 and 2025 were calculated using assumed blended tax rates of 31%, respectively. These rates represent a blend of the statutory federal tax and state taxes rates associated with the most recent Annual Report on Form 10-K. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes.

	Three Months Ended March 31,
	2026	2025

	(In Thousands)
Net cash provided by operating activities	$4,171	$37,663
Purchase of property, plant and equipment	(10,543)	(6,286)
Free cash flow	$(6,372)	$31,377
Free cash flow conversion	(12)%	70%

These Non-GAAP Financial Measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	they do not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and they do not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the Non-GAAP Financial Measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended
	March 31,
(in thousands)	2026	2025
Product development	$9,410	$9,266
Sales, marketing and customer support	7,124	7,629
General and administrative	7,715	7,447
Total stock-based compensation	$24,249	$24,342

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Second Quarter and Full-Year 2026 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Brinlea Johnson

The Blueshirt Group

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com